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Exhibit 11.1


                               VANSTAR CORPORATION

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)



                                               THREE MONTHS ENDED      SIX MONTHS ENDED
                                                   OCTOBER 31,            OCTOBER 31
                                              --------------------   --------------------
                                                  1997      1996       1997       1996
                                              ----------  --------   --------   ---------

PRIMARY EARNINGS PER SHARE:
Weighted average number of
 common shares outstanding                      43,154     40,960     43,037     40,718

Common equivalent shares from stock
 options using the treasury stock method         1,376      1,845      1,251      1,722

                                               -------    -------    -------    -------
Shares used in per share calculation            44,530     42,805     44,288     42,440
                                               =======    =======    =======    =======

Net Income                                     $ 9,300    $11,078    $15,860    $20,840
                                               =======    =======    =======    =======
Earnings per share                             $  0.21    $  0.26    $  0.36    $  0.49
                                               =======    =======    =======    =======


FULLY DILUTED EARNINGS PER SHARE:

Weighted average number of
 common shares outstanding                      43,154     40,960     43,037     40,718

Common equivalent shares from stock options
 using the treasury stock method                 1,376      1,884      1,271      1,751
                                               -------    -------    -------    -------
Shares used in per share calculation            44,530     42,844     44,308     42,469
                                               =======    =======    =======    =======
Net Income                                     $ 9,300    $11,078    $15,860    $20,840
                                               =======    =======    =======    =======

Earnings per share                             $  0.21    $  0.26    $  0.36    $  0.49
                                               =======    =======    =======    =======